UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 8, 2017

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2017, the Board appointed Ryan Bohr as Executive Vice President and Chief Operating Officer, to serve until such time as a permanent replacement is named.  Prior to this appointment, Mr. Bohr served the Company as Executive Vice President and Chief Financial Officer.  Mr. Bohr’s biography is set forth under Part I, Item 4A of the Company’s Form 10-K, filed on March 15, 2017.  Mr. Bohr’s compensation did not change in connection with the foregoing.  Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Bohr had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On June 8, 2017, the Board appointed Todd Shaw as Executive Vice President and Chief Supply Chain Officer, to serve until such time as a permanent replacement is named.  Prior to this appointment, Mr. Shaw served the Company as Executive Vice President of Operations.  Mr. Shaw’s biography is set forth under Part I, Item 4A of the Company’s Form 10-K, filed on March 15, 2017.  Mr. Shaw’s compensation did not change in connection with the foregoing.  Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Shaw had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On June 8, 2017, the Board appointed Kevin Baehler as Senior Vice President and Chief Financial Officer, to serve until such time as a permanent replacement is named.  Prior to this appointment, Mr. Baehler served the Company as Senior Vice President and Chief Accounting Officer.  Mr. Baehler’s biography is set forth under Part I, Item 4A of the Company’s Form 10-K, filed on March 15, 2017.  Mr. Baehler’s compensation did not change in connection with the foregoing.  Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Baehler had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.07

Submission of Matters to a Vote of Security Holders

At the 2017 Annual Meeting of Stockholders of School Specialty, Inc. (the “Company”), the Company’s stockholders voted on proposals to:  (1) elect the five individuals nominated by the Board of Directors of the Company to serve as directors until the 2018 Annual Meeting of Stockholders; (2) approve an advisory resolution on the compensation of the Company’s named executive officers; (3) hold an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers; (4) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017; and (5) approve the proposed amendment to the Amended and Restated Certificate of Incorporation of the Company to remove Section 7 thereof. The final voting results on these proposals are as follows:

		For	Against	Abstain	Broker Non-Vote
1. (a)	Election of James R. Henderson	687,274	18,635	—	189,886
(b)	Election of Joseph M. Yorio	687,274	18,635	—	189,886
(c)	Election of Justin Lu	686,474	19,435	—	189,886
(d)	Election of Gus Halas	678,157	27,752	—	189,886
(e)	Election of Andrew Schultz	687,274	18,635	—	189,886

		For	Against	Abstain	Broker Non-Vote
2.	Approval of an advisory resolution on the compensation of the Company’s Named Executive Officers	687,274	18,635	—	189,886
		One Year	Two Years	Three Years	Abstain	Broker Non-Vote
3.	Advisory vote on the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers	687,274	—	—	18,635	189,886
		For	Against	Abstain	Broker Non-Vote
4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017	895,795	—	—	—
		For	Against	Abstain	Broker Non-Vote
5.	Approval of the proposed amendment to the Amended and Restated Certificate of Incorporation of School Specialty, Inc. to remove Section 7 thereof	687,274	18,635	—	189,886

Consistent with the recommendation of the Company’s Board of Directors and the vote of the majority of the Company’s shareholders at its 2017 Annual Meeting of Stockholders, the Company intends to include an advisory shareholder vote on the compensation of the Company’s named executive officers in its annual meeting proxy statement on an annual basis until the next advisory shareholder vote on the frequency of the vote on the compensation of our named executive officers.

Item 8.01

Other Events

In addition, on June 8, 2017, the Board of Directors conducted a periodic review of its governance structure and determined to rotate the positions of Chairman of the Board and Chairman of the Governance/Nominating Committee.  As a result, Gus Halas has been appointed to serve as the Chairman of the Board of Directors and James Henderson has been appointed to serve as the Chairman of the Governance/Nominating Committee. The Board made no further changes to its committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: June 9, 2017	By: /s/ Kevin Baehler
Kevin Baehler Senior Vice President and Chief Financial Officer

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